                                                                 Exhibit 10.17




          Exhibit 10.17, Kai Hong Joint Venture Agreement, constitutes a fair and accurate English translation of the exhibit.


DIODES INCORPORATED (Registrant)



/s/ JOSEPH LIU                                                  March 22, 1996
Vice President, Operations,
Secretary, and Chief Financial Officer
(Principal Financial and Accounting Officer)

                                 EXHIBIT 10.17





                            JOINT VENTURE AGREEMENT




                                    BETWEEN


                                 MRS. J.H. XING

                                      AND

                              DIODES INCORPORATED





                                 MARCH 18, 1996


* CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

TABLE OF CONTENTS

                            JOINT VENTURE AGREEMENT

ARTICLE I
         Summary ...........................................................................  Page 1

ARTICLE II
         Parties............................................................................  Page 1
         1.      Formation of Joint Venture.................................................  Page 1

ARTICLE III
         Purpose and Scope..................................................................  Page 2
         2.      The Company................................................................  Page 2
         3.      Scope......................................................................  Page 2
         4.      Scale......................................................................  Page 2

ARTICLE IV
         Total Investment and Investment Ratio..............................................  Page 2
         5.      Total Investment Amount....................................................  Page 2
         6.      Registered Capital.........................................................  Page 2
         7.      Percent of Ownership.......................................................  Page 2
         8.      Remitting of Registered Capital............................................  Page 2
         9.      Transfer of Whole or Partial Investment....................................  Page 3
         10.     Sell Whole or Partial Ownership............................................  Page 3
         11.     Involuntary Takeover.......................................................  Page 3
                 11.1     Positive Retained Earnings (f1 ratio).............................  Page 3
                 11.2     Negative earnings.................................................  Page 4
         12.     Consecutive years losses...................................................  Page 4

ARTICLE V
         Shanghai Kai Hong Electronic Co., Ltd.
         Capital Investment Increase........................................................  Page 4
         13.     Registered Capital.........................................................  Page 4
         14.     Increased Investment.......................................................  Page 5

ARTICLE VI
         15.     Responsibility.............................................................  Page 5
                 Party A's Responsibility...................................................  Page 5
                 1.       Remit Registered Capital..........................................  Page 6
                 2.       Obtain License....................................................  Page 6
                 3.       Provide utilities.................................................  Page 6
                 4.       Foreign Employees Documentation...................................  Page 6
                 5.       Miscellaneous.....................................................  Page 6

                 Party B's Responsibility...................................................  Page 6
                 1.       Remit Registered Capital..........................................  Page 6
                 2.       Export............................................................  Page 6
                 3.       Technical and Management..........................................  Page 6
                 4.       Miscellaneous.....................................................  Page 6
                 5.       Guarantee for Loan................................................  Page 7
                          1.     For Company................................................  Page 7
                          2.     For Party A................................................  Page 7

ARTICLE VII
         Sales of Product...................................................................  Page 7
         16.     Export of Product..........................................................  Page 7
         17.     Sales Price................................................................  Page 7

ARTICLE VIII
         Board of Directors.................................................................  Page 7
         18.     Establishment Date.........................................................  Page 7
         19.     Members....................................................................  Page 7
         20.     Authority..................................................................  Page 8
         21.     Meetings...................................................................  Page 8
         22.     Decision or Resolution.....................................................  Page 8

ARTICLE IX
         Management and Operations..........................................................  Page 8
         23.     General Manager............................................................  Page 8
         24.     Acting General Manager.....................................................  Page 9
         25.     Dismissal of Key Employee..................................................  Page 9

ARTICLE X
         Distribution of Profit and Risk....................................................  Page 9
         26.     Profit/Loss................................................................  Page 9
         27.     Distribution of Profit.....................................................  Page 9

ARTICLE XI
         Term...............................................................................  Page 10
         28.     Term.......................................................................  Page 10
         29.     Extension of Business Period...............................................  Page 10

ARTICLE XII
         Liquidation........................................................................  Page 10
         30.     Liquidate..................................................................  Page 10

ARTICLE XIII
         Amendment, Changes or Termination..................................................  Page 11
         31.     Written Approval...........................................................  Page 11
         32.     Circumstances Beyond Control...............................................  Page 11
         33.     Non-Performance............................................................  Page 11

ARTICLE XIV
         Contempt Party's Responsibility....................................................  Page 12
         34.     Delinquent in Registered Capital...........................................  Page 12
         35.     Failure to Function........................................................  Page 12

ARTICLE XV
         Force Majeure......................................................................  Page 12
         36.     Acts of God, Force Majeure.................................................  Page 12

ARTICLE XVI
         Governing Law......................................................................  Page 13
         37.     Obligation.................................................................  Page 13

ARTICLE XVII
         Arbitration........................................................................  Page 13
         38.     Place and Applicable Rules.................................................  Page 13
         39.     Entire Agreement...........................................................  Page 13

ARTICLE XVIII
         40.     Original Agreement in Chinese..............................................  Page 13

ARTICLE XIX
         Miscellaneous......................................................................  Page 14
         41.     Original Government Approval Authority.....................................  Page 14
         42.     Equal Power................................................................  Page 14
         43.     Original Documents.........................................................  Page 14
         44.     Number of Copies...........................................................  Page 14
         45.     Agreement Signed...........................................................  Page 14

Dated March 18, 1996

                            JOINT VENTURE AGREEMENT


                                   ARTICLE I
                                    SUMMARY

To satisfy market demand for certain electronic components and manufacturing management requirements, Diodes Incorporated and Mrs. J. H. Xing (the original sole investor of Shanghai Kai Hong Electronic Company, Ltd.), based on fair and mutual benefit principle agree to execute this agreement (the "Agreement") and establish a joint venture to capitalize and operate Shanghai Kai Hong Electronics Company, Ltd. (the "Company"). The Company's address shall be:
Xinqiao Town, Song Jian County, Shanghai, the People's Republic of China.

                                   ARTICLE II
                                    PARTIES

1.       Formation of the Company:  The partners of the Joint Venture are:

         Party A:         Overseas Chinese, Mrs. J. H. Xing (the original sole
                            investor of
                          Shanghai Kai Hong Electronic Company, Ltd.)
                          Address: 97-12 63rd Drive, Apt. 10D
                          Rego Park, New York 11374 U. S. A.

         Party B:         Diodes, Incorporated, a U. S. A. Corporation
                          Address: 3050 Hillcrest, Suite 200
                          Westlake Village, California 91362-3254 U.S.A.

                                  ARTICLE III
                               PURPOSE AND SCOPE

2. The Company, based on the good intention of both parties, will develop and use advanced manufacturing techniques and modern management concepts in its business operations to achieve maximum profitability.

3. Scope: To manufacture and sell diodes and associated electronic components, surface mount devices (SMD) SOT-23 transistors and other electronic components and packages.

4. Scale: Company's manufacturing capability will be developed in different phases according to market demand.

                                   ARTICLE IV
                     TOTAL INVESTMENT AND INVESTMENT RATIO

5.       Total investment amount:  U. S. Dollar * (U. S. $*).

6.       Registered Capital:  U. S. Dollar * (U. S. $*).

7. Party A's paid in capital shall be U. S. Dollar * (U. S. $*), and shall have thirty percent (30%) ownership of the Company, Party B's paid in capital shall be U. S. Dollar * (U. S. $*), and shall have seventy percent (70%) ownership of the Company.

8. Party A and Party B shall remit the registered capital in stages according to the ratio set forth above. Within the first three (3) months of the Company obtaining its business license, both parties should remit up to fifteen percent (15%) of the registered capital. The balance shall be paid in several phases within the next three (3) years in intervals agreed upon by the parties in the form of U. S. currency, equipment or building and utilities.

9. Neither party may transfer its interest in the Company to a third party without the written consent of the other party, and the Chinese authorities approval. Any such transfer shall be subject to the non-transferring party's right of first refusal to acquire the interest of the transferring party, on the same terms and conditions as the proposed transfer.

10. If Party B offers to sell its whole or partial ownership in the Company to Party A, and Party A desires to purchase such interest, Party B agrees to allow Party A to pay the mutually agreed sales price during a period which shall be no less than three (3) years and not greater than five (5) years. The interest rate shall be calculated according to the most favorable interest rate available to U. S. currency loan at the time of the sale.

11. At any time during the first ten (10) years of this agreement, if Party B finds it difficult to work with Party A, then Party B shall have the right to purchase Party A's whole or a portion of its ownership interest in the Company.

         11.1 If the Company's Retained Earnings at that time is positive, the purchase price shall be calculated as follows:
                          The Company's net worth  x  Party A's share ratio  x
                          f1 (f1 is a   factor).

                 f1: For the first and second year of the joint venture agreement, f1 is *. For the third and fourth year of the joint venture agreement, f1 is *. For the fifth and sixth year of the joint venture agreement, f1 is *. For the seventh through tenth year of the joint venture agreement, f1 is *.

         11.2 If the Company's retained earnings at the time of the conflict is negative, then the payments should be equal to the original value of Party A's investment. The Company's loss will be Party B's responsibility.

         This clause is valid for ten (10) years from effective date of this agreement. It will become invalid thereafter.

12. If during the initial ten (10) years of this agreement, the Company has two (2) consecutive years in which it posts losses, Party A has the right to sell its all or a portion of its interest in the Company to Party B. The sales price in such an event will be equivalent to the Company's net worth prior to its loses times Party A's share ratio. However, in no event shall the purchase price be below Party A's original capital investment.

         This clause is valid for ten (10) years from the date of this agreement, it will become invalid thereafter.

                                   ARTICLE V
                     SHANGHAI KAI HONG ELECTRONIC CO., LTD.
                          CAPITAL INVESTMENT INCREASE

13. Prior to the establishment of this joint venture, Shanghai Kai Hong Electronic Co., Ltd.'s original Registered Capital was U. S. Dollar * (U. S. $*), which consists of U. S. Dollar * (U. S. $*) for Diodes products and U. S. Dollar * (U. S. $*) for MELF and SOT-23 semi-conductor packages.

         In order to fulfill Party B's Securities & Exchange Commission (SEC) obligations in the U.S.A., it is necessary for the company to have a clear financial reporting system for the Company. Party A agrees to transfer its original investment of

         U. S. Dollar * (U. S. $*), with its associated asset, liability, and shareholders equity out of Kai Hong.

         Once the assets, liability, and shareholder equity which were related to the diodes products were transferred out of the old Kai Hong Company, it will no longer have any association with the new Kai Hong Company.

         All of the original investment of U. S. Dollar *(U. S. $*) and its associated assets, liability, and shareholder equity which were related to the MELF and SOT-23 product are to remain in the Company (New Kai Hong).

         All the expenses relating to the preparation of product and training of employees prior to the initial sales shall be designated as start-up capital and amortized accordingly.

14. The Shanghai Kai Hong Electronic Co., Ltd. increased investment is U.S. Dollar * (U. S. $*).


                                   ARTICLE VI
                                 RESPONSIBILITY

15.      Party A and Party B shall have the following responsibilities:

         Party A's responsibilities:

         1. Remit the Registered Capital according to Article IV, Item 7. Party A may require Party B to provide a guarantee for a loan to provide Party A's capital. The amount of this loan shall not exceed * (*) of Party A's Registered Capital investment. Party A agrees to pledge a pro rata share of its ownership interest in the Company as collateral to Party B.

                 The loan shall be due and payable to the lender within *
                 (*) years.  Should Party A become delinquent in excess of six
                 (6) months of the scheduled payments of principal and/or interest, Party A agrees to transfer a pro rata share of its ownership interest in the Company to Party B to compensate Party B for any losses Party B suffers as a result of its guarantee of the loan.

         2. Obtain the license for the Company's building and the approval use of the land for the Company from the appropriate Chinese authorities.

         3. To provide adequate water, electricity, compressed air, and plating facility.

         4. Assist foreign employees in obtaining necessary entry visa, work permit, and travel documentation in the People's Republic of China.

         5.      To fulfill any reasonable requests made by the Company.

         Party B's responsibilities:

         1.      Remit in the Registered Capital according to Article IV,
                 Item 7.

         2. Export all Company products for sales to worldwide markets, currently 100% export.

         3. Provide technical, quality, manufacturing, financial and control, administration, and train local management personnel.

         4.      To fulfill any reasonable requests made by the Company.

         5.      If necessary, provide a guarantee for the following:

                 1. A loan to the Company from a bank which is authorized by the People's Republic of China in an amount up to the amount allowed by local government regulations.
                 2. Provide necessary guarantee for a loan to Party A as specified above in Party A's Responsibilities - 1.

                                  ARTICLE VII
                                SALES OF PRODUCT

16. It is currently agreed that One Hundred Percent (100%) of Company's product will be purchased by and exported by Party B.

17. The sales price for the Company's products shall be established based on the manufacturing cost plus reasonable profit margin, but in no event higher than a price which is competitive within the worldwide market.


                                  ARTICLE VIII
                               BOARD OF DIRECTORS

18. The Company shall be formally established as of the date of issuance of its business license by the People's Republic of China.

19. The Board shall consist of seven (7) members, two (2) of which shall be appointed by Party A and five (5) of which shall be appointed by Party B. The Chairman of the Board shall be appointed by Party B. The Deputy Chairman of the Board shall be appointed by Party A. The appointment of each member of the Board of Directors shall be for a period of four (4) years, and renewable by corresponding party.

20. The Board of Directors shall be the highest authority in the Company, and shall make all major decisions for the Company.

21. The Board shall meet at least once a year. Meetings may be called by the Chairman of the Board who shall host the meeting. The minutes of each Board meeting shall be taken and properly retained by the Company's secretary. A quorum shall consist of two-thirds (2/3) of the Board members, any decisions or consent shall be invalid without two-thirds (2/3) of the Board members present at the meeting. If any Board member (including the Chairman of the Board) cannot be present, he/she may designate another Board member to take his/her place by signing a written Proxy. The Proxy shall be interpreted as physical presence of the absent member and the designed member may cast the vote of the absent member. Any member absent without designating another member will be deemed as having waived his/her right to vote.


22. Any decision or resolution of the Board meeting is deemed to be valid only if approved by greater than one-half (1/2) of the members who are present in the meeting.


                                   ARTICLE IX
                           MANAGEMENT AND OPERATIONS

23. The Company shall have an appropriate management organization. Party B shall be responsible for the Company's production and management. The Board will hire a General Manager and an Assistant General Manager for a term of two (2) years, renewable upon approval of the Board. The General Manager and Assistant General Manager shall be prohibited from participating in any other organization which is in competition with this company.

24. The General Manager shall execute all decisions made by the Board of Directors, and shall manage the Company's daily operation. The Assistant General Manager shall assist the General Manager in his/her daily duties. During the General Manager's absence, the Assistant General Manager or other managers who are assigned by the General Manager, shall act in his/her capacity. The Company shall establish the following departments: Manufacturing, Sales, Administration, Financial and Control, and others which are deemed to be necessary. Department Managers are responsible for each department's duties as designated by the General Manager and Assistant General Manager, and shall report to the General Manager.

25. If the General Manager, the Assistant General Manager, or other administrative personnel is not performing his/her duties, or receiving payments from outside sources that are deemed to be inappropriate, or is showing favoritism, the Board shall have the authority to terminate that Manager.


                                   ARTICLE X
                        DISTRIBUTION OF PROFIT AND LOSES


26. Party A and Party B will allocate the Company's profit and losses in direct relations to their investment ratios.

27. The Company shall distribute its profit once every year. During the first two (2) months of each accounting year, the General Manager will present the previous year balance sheet, profit and loss statements, fixed asset list, and profit allocation proposal to the local government body for review and approval; it then shall present to the Board of Directors for review and approval. The profit distribution plan and the amount for each party shall be announced by March 15. In consideration of the Company's long term growth, the Board of Directors may pass a resolution to temporarily suspend the profit distribution. The reinvestment of the retained earnings shall increase both party's paid in capital on a pro rata basis.

                                   ARTICLE XI
                                      TERM

28. This joint venture period is thirty (30) years, from the date the business license is obtained.

29. To extend the Company period, The Board of Directors may extend the term of the joint venture by resolution passed at least one (1) year before its maturity and submit its written consent to the appropriate government body for review and approval. Upon official approval, the Company shall apply the amendment of business registration from the government body.

                                  ARTICLE XII
                                  LIQUIDATION

30. Upon maturity or dissolution, the Company should liquidate according to the rules and regulations provided by "Shanghai Foreign Investment Business Liquidation Law". The liquidated asset, after made tax payments, and satisfying all liabilities, shall be distributed to
         Party A and Party B according to the capital ratio.   Upon
         liquidation, the Company shall report to the appropriate government body, and apply for cancellation of registration and return the business license, and make the necessary announcement to the public.

                                  ARTICLE XIII
               AMENDMENT, CHANGES OR TERMINATION OF THE AGREEMENT

31. Any amendment, changes, or termination of this agreement shall be approved in writing by both Party A and Party B and approved by the appropriate government body.

32. If circumstances beyond either party's control result in operating losses for seven consecutive years, the Board of Directors may adopt a resolution to terminate this agreement and request the approval from the appropriate government body.


33. Failure of either party to perform its responsibilities as specified in this Agreement or Company's By-laws, or material violation of this Agreement or Company's By-laws, which results in the Company's inability to perform its business as specified in this agreement shall be deemed to be in default. The party who is abiding of this agreement may ask the party who is in default for compensation and also has the right to obtain from the government body authorization to terminate this agreement. If both parties agree to continue this Company, the parties who are in default shall compensate the Company for its economic losses.

                                  ARTICLE XIV
                        CONTEMPT PARTY'S RESPONSIBILITY


34. If either Party A or Party B fails to submit its portion of the Registered Capital as specified herein, the delinquent party shall be penalized for each month of such failure. The party in violation shall pay to the other party an amount equal to three percent (3%) of the amount due. If the capital contribution is overdue more than three (3) months (including the scheduled payment plus the penalty), the party who is abiding has the right to cease this agreement, and ask the party in violation for compensation for all financial losses resulting from the violation.

35. Party who fails to function properly which results in whole or in partial, of this agreement or its attachments cannot be performed, shall be responsible for entire loss. This party shall compensate the other party for all its economic losses. If both parties are at fault, the damages shall be apportioned in accordance to the amount of each party's fault.

                                   ARTICLE XV
                                 FORCE MAJEURE

36. If one party cannot perform its obligations under this agreed because of acts of God (i.e., earthquakes, typhoon, floods, or war, etc.), or incidents of force majeure, the party so affected shall immediately inform the other party and shall provide the proof of the event of force majeure within the fifteen (15) day of each event. This proof document shall be issued by authorized institution. Depending on the impact on this agreement, the parties may negotiate and decide to waive the requirement to perform any or all the requirements of this agreement.

                                  ARTICLE XVI
                                 GOVERNING LAW

37. This agreement and the obligation of the parties hereunder shall be interpreted, construed, and enforced in accordance with the People's Republic of China's, laws, rules, and regulations.


                                  ARTICLE XVII
                                  ARBITRATION

38. Any of the dispute arising out of the execution, interpretation or performance of this agreement or associated with this agreement, shall be resolved through negotiation in good faith. Should the negotiation not resolve the dispute, it shall be submitted to arbitration. Arbitration proceedings are to be held in Shanghai by the People's Republic of China International Economic Trading Arbitration Committee, Shanghai Branch, in accordance with "the rules of the People's Republic of China International Economic Trading Arbitration Committee", and shall apply the law of the People's Republic of China's and generally accepted international practices. The decision of the arbitration shall be final and binding to each of the parties.

39. During the arbitration period other than the issue that is in dispute, the rest of this agreement shall continue in full force and effect.

                                 ARTICLE XVIII
                                    LANGUAGE

40. The original of this Agreement is in Chinese. Its English translation shall be of equal validity. Any dispute will be resolved according to the Chinese version.

                                  ARTICLE XIX
                                 MISCELLANEOUS

41. This agreement and its attachment, the Product Sales Agreement and the Equipment Purchase Agreement, shall be submitted to Xinqiao Town, Song Jian County, Shanghai, the People's Republic of China's government for approval and shall be effective from the date of approval.

42. The attachment to this agreement are binding and shall have the same force and effect as this Agreement.

43. Either Party A or Party B can use the telex or fax communication system to give notices, however the original documents shall be forwarded to the addressee by the addresser when either party's rights and obligation are involved. The address of each party listed above in this agreement shall be the official address.

44. This agreement consists of five (5) originals, Party A and Party B each has two (2) sets, the other set is to be submitted to the government party.

45. This agreement signed March 18, 1996 by authorized persons in Shanghai.


Party A:                                          Party B:
         Overseas Chinese                         Diodes, Incorporated
         Mrs. J. H. Xing                          U. S. A. Corporation


/s/ J.H. Xing                                     /s/ David Lin